Exhibit 99.1

Pier 1 Imports, Inc. Announces Date for Third Quarter Fiscal 2018 Earnings Release and Conference Call

FORT WORTH, Texas--(BUSINESS WIRE)--November 29, 2017--Pier 1 Imports, Inc. (NYSE:PIR) today announced that it will distribute its third quarter fiscal 2018 financial results after market close on Wednesday, December 13, 2017, followed by a conference call at 4:00 p.m. Central Time/5:00 p.m. Eastern Time that day. The call will be hosted by Alasdair James, President and Chief Executive Officer, and Darla Ramirez, Interim Chief Financial Officer.

A live webcast will be available on the Company’s investor relations website at https://investors.pier1.com. The call can also be accessed domestically at (866) 378-2926 and internationally at (409) 350-3152, conference ID 4954519.

Pier 1 Imports is dedicated to offering customers exclusive, one-of-a-kind products that reflect high quality at a great value. Starting with a single store in 1962, Pier 1 Imports’ product is now available in retail stores throughout the U.S. and Canada and online at pier1.com. For more information about Pier 1 Imports or to find the nearest store, please visit pier1.com.

CONTACT:
The Blueshirt Group
Christine Greany, 858-523-1732
christine@blueshirtgroup.com